HCGT LICENCE AGREEMENT

THIS DEED is made the th day of August 2005.

BETWEEN, ComEnergy Pty Ltd ACN 105 224 897 of

Queensland Centre for Advanced Technology

Technology Court, 2643 Moggill Road, PULLENVALE QLD ("CA")

AND

MethGen, Incorporated (USA) of 1117 Desert Lane, Las Vegas, Nevada, USA ("MGI")

RECITALS

A. CE is the owner or licensee of the patents, know-how and confidential information described in Schedule 1 ("the technology") having the right to grant licences and to authorise the grant of sublicences of the technology.

B. MGI wishes to purchase the territory licence for the USA for the technology and technology products.

OPERATIVE PROVISIONS

1. **DEFINITIONS AND INTERPRETATION**

1.1 Definitions

In this Agreement, the following definitions will apply except where the context otherwise requires:

"Agreement" means this agreement and any schedules or annexures as amended from time to time;

"Licence Fee" means the fee amount and the manner of payment set forth in the schedule 2.

"Party" means a party to this Agreement;

1.2 Interpretation

Unless expressed to the contrary:

(a) words importing:

(i) the singular include the plural and vice versa; and
(ii) any gender includes the other genders;

(b) if a word or phrase is defined cognate words and phrases have corresponding definitions;

(c) a reference to:

(i) a person includes a firm, unincorporated association, corporation and a government or statutory body or authority;

(ii) a person includes the legal personal representatives, successors and assigns of that person;

(iii) a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(iv) a right includes a benefit, remedy, discretion, authority or power;

(v) an obligation includes a warranty or representation and a reference to a failure to observe or perform an obligation includes a breach of warranty or representation;

(vi) provisions or terms of this document or another document, agreement understanding or arrangement include a reference to both express and implied provisions and terms;

(vii) "time" is to local time in Brisbane;

(viii) "$" or "dollars" is a reference to the lawful currency of Australia;

(ix) this or any other document includes the document as varied or replaced and notwithstanding any change in the identity of the parties;

(x) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes facsimile transmission;

(xi) any thing (including, without limitation any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them;

(xii) the expression "related body corporate" has the same meaning in this deed as is given to that term in section 50 of the Corporations Law.

1.3 Headings

Headings do not affect the interpretation of this document.

2. **AGREEMENT**

2.1 CE grants MGI:

- the exclusive right (including exclusive of CE) to market and procure sublicences of the technology in favour of MGI in the Territory nominated in Schedule 3, or their nominees, who agree to build a plant or plants using the technology and using feedstock from a project or projects in the territory; and

2.2 MGI will pay a licence fee to CE for the territory in accordance with Schedule 2.

2.3 During the term of this agreement CE will not permit any person other than MGI, to apply the technology and the projects in Schedule 3. "This agreement shall terminate ~~ten~~ years after the date of its execution (unless terminated earlier under clause 3)." seven (7)

2.4 For the purposes of registration under the Patents Act CE will execute a short form licence in favour of MGI

2.5 In respect of any of the technology which for the time being is not the subject of a patent or is the subject of a patent application (whether or not such patent is granted) the provisions of this agreement operate as a contract between CE and MGI and are intended to be honoured in accordance with the intent of the parties as if the technology were the subject of a patent.

2.6 CE and MGI will keep the contents of this agreement confidential except in the case of their staff and advisers who are bound by obligations of confidentiality and except as required by law.

2.7 CE shall maintain and renew registration of the patents to the extent permitted by law in Australia.

2.8 CE warrants that it has beneficial and legal title to the patents and that they are valid and free from encumbrances and claims.

2.9 CE will defend the patents and applications for patents against infringement and will defend claims by third parties of infringement by the patents or applications or use thereof of the rights or property of such third parties.

2.10 Any improvements or additions or reformulations from time to time of the technology whether by CE or MGI are included in the technology referred to in this agreement.

2.11 CE will provide to MGI and its prospective sublicensees and sublicencees the technological support for the patents and CE's own know-how desirable to understand and facilitate the use of technology to its full potential [subject to prospective sublicensees entering into appropriate confidentiality agreements].

2.12 If CE proposes to dispose of its interest in the technology it will not do so without first:

(a) offering to sell the technology to MGI on no less favourable terms than it is proposed to accept from another party provided that MGI must accept or reject such offer in writing within 60 days of its receipt;

(b) procuring that the disposee (if it is not MGI) enters into an agreement with MGI to be bound by the terms of this agreement.

3. <u>Minimum Performance Levels</u>

3.1 It is a condition of this agreement that the Company will at all times use its best endeavours to Exploit the Technology for the Application in such a way as will achieve minimum performance levels.

4. <u>TERMINATION</u>

4.1 Either party to this Agreement may immediately terminate this Agreement by notice in writing to the other party if the other party does not carry out its material obligations under this Agreement after having been given written notice to do so within a commercially reasonable timeframe

4.2 When the MGI receives a notice of termination from the CE, MGI must:

(a) stop work to the extent required by the notice;

(b) take such action as is necessary or as the CE directs, for the transfer, protection and preservation of the CE's property;

4.3 If MGI terminates this agreement it must pay the remaining balance of any licence fees of any projects.

4.4 Any expiration or termination of this Agreement does not affect: any rights of the parties which may have accrued before the date of termination.

4.5 Where the termination of this Agreement is not a result of any default or action on MGI's part, or on the part of its employees, agents, CE will reimburse MGI for the verified additional costs MGI incurred as a direct consequence of the termination.

5 NOTICES

5.1 A notice, demand, waiver, approval, consent, communication or other document in connection with this document ("Notice"):

(a) may be given by an Authorised Officer of the relevant party; and

(b) must be in writing; and

(c) must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if outside Australia) to the address of the addressee or by facsimile to the facsimile number of the addressee which is specified below or if the addressee notifies in writing another address or facsimile number then to that address or facsimile number.

5.2 Unless a later time is specified in it a Notice takes effect from the time it is actually received or taken to be received.

5.3 A Notice sent by post or facsimile is taken to be received:

(a) in the case of a letter, on the third (seventh if outside Australia) day after posting; and

(b) in the case of a facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this clause of produced before 5pm on a Business Day otherwise on the next Business Day.

5.4 The address for service of a Notice shall be as shown in schedule 4.

6 GOVERNING LAW AND JURISDICTION

6.1 The interpretation and construction of this deed shall be governed and determined in accordance with the laws of the State of Queensland.

6.2 The parties submit to the jurisdiction of the courts of that State including the Federal Court of Australia.

7 ENTIRE AGREEMENT

7.1 This deed constitutes the entire agreement between the parties with respect to the subject matter thereof and contains all the representations, undertakings, warranties, covenants, agreements and deeds of the parties.

7.2 This deed supersedes all prior negotiations, contracts, arrangements, understandings, agreements and deeds with respect to the subject matter thereof.

7.3 There are no representations, undertakings, warranties, covenants, agreements or deeds between the parties, express or implied, except as contained in this deed or any document contemplated by this deed.

8 WAIVER AND VARIATION AND EXERCISE OF RIGHTS

8.1 A single or partial exercise or waiver of a right relating to this document does not prevent any other exercise of that right or the exercise of any other right.

8.2 A party is not liable for any loss, or expense of any other party caused or contributed to be the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

8.3 A provision of or a right created by this document may not be waived or varied except in writing signed by the party or parties to be bound.

8.4 A party may exercise a right, power or remedy under this document at its discretion, and separately or concurrently with another right, power or remedy.

8.5 Failure by the person to exercise, or delay in exercising a right, power or remedy does not prevent its exercise.

9 REMEDIES CUMULATIVE

Subject to any express provision in this document to the contrary, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

10 SATURDAYS, SUNDAYS AND PUBLIC HOLIDAYS

Where the day on or which any act, matter or thing is to be done pursuant to this document is a:

(a) Saturday; or

(b) Sunday; or

(c) public holiday

in the place in which the act, matter or thing is to be done, it may be done on the next day which is not a Saturday, Sunday or public holiday.

11 PRESERVATION OF ACCRUED RIGHTS

The expiration or determination of this document:

(a) shall not affect the provisions expressed or implied to operate or have effect after such expiration or determination; and

(b) shall be without prejudice to any right of action already accrued or any party in respect of any breach of this document by another party.

12 INVALIDITY

If any term, clause or provision of this document shall be or be deemed or judged to be invalid for any reason, such invalidity shall not affect the validity or operation of any other term, clause or provision of this document except to the extent necessary to give effect to such invalidity.

13 DUTY AND COSTS

13.1 Each party shall pay its own costs of and incidental to the preparation and execution of this Deed.

13.2 As between the parties, MGI shall be liable for and shall pay all duty (including any fine or penalty) on or relating to this instrument or any instrument executed under it.

14. DISPUTE RESOLUTION

14.1 If an issue or dispute arises under or in connection with this Agreement (the dispute) the parties agree that it shall be dealt with under the terms of this clause

14.2 The dispute shall be referred to the parties identified in Schedule 5 and those parties shall confer at least once to resolve the dispute or agreed methods of doing so. If the dispute is not resolved at that level within seven (7) days of the dispute arising either party may refer the dispute to an expert.

14.3 The expert must be appointed by agreement of the parties or if they fail to agree on application of either party to the President for the time being of the Queensland Law Society.

14.4 The expert shall be instructed to:-

(a) decide or appraise the dispute within the shortest practical time; and

(b) deliver a report stating his or her opinion with respect to the matters in dispute setting out the reasons for his or her decision or appraisal.

14.5 Any expert determination will be conducted in Brisbane

14.6 The expert shall decide the procedures to be followed in order to resolve or give his or her appraisal of the dispute and the parties must provide the expert with all information and assistance he or she reasonably requests for the purposes of resolving the dispute

14.7 The parties shall pay the experts fees in equal shares

14.8 The expert appointed under this clause acts as an expert and not as an arbitrator. Where the expert is asked for a determination, his or her decision shall be conclusive and final and binding on the parties (except in the case of manifest error)

14.9 Notwithstanding the existence of any issue or dispute the parties must continue to perform this agreement.

14.10 Each party will bear its own costs relating to the resolution of a dispute under this clause, however each party must pay that part of the expert's fees as determined by the expert in advance of the expert's determination.

14.11 The expert is not liable to any party to the dispute except in the event of fraud or any act or admission by the expert in the performance of his or her obligations as an expert. If requested to do so the parties must provide written assurances to such effect to the expert.

14.12 Any information disclosed to the expert is confidential and may only be used for the purposes described above, unless the parties making the disclosure states otherwise.

14.13 The parties agree that they shall have no right to commence proceedings in any Court in any jurisdiction (other than to enforce payment due under this Agreement or to seek urgent injunctive or declaratory relief) in connection with a dispute unless they have first complied with this clause

EXECUTED AS A DEED

SIGNED SEALED AND DELIVERED on behalf of **ComEnergy Pty Limited** by:

Director

Secretary
WITNESS

SIGNED SEALED AND DELIVERED on behalf of **MethGen Incorporated** by:

Director

Secretary
WITNESS

Schedule 1

Description of Technology

Patent number:

1. Australian Provisional Patent Application No. PQ0016 entitled "A Thermodynamic Apparatus".

2. Australian Provisional Patent Application No. PQ5134 entitled "Indirect fired Thermodynamic Apparatus".

Know-how:

Heat Exchanger design and control.

Confidential information:

"Confidential Information" means all know-how, financial information and other commercially valuable information in whatever form including unpatented inventions, trade secrets, formulae, graphs, drawings, designs, biological materials, samples, devices, models and other materials of whatever description which a Party claims is confidential to itself and over which it has full control and includes all other such information that may be in the possession of a Party's employees or management. The following are exceptions to such information:

(a) information which is already in the public domain;

(b) information which hereafter becomes part of the public domain otherwise than as a result of an unauthorised disclosure by the recipient Party or its representatives;

(c) information which is or becomes available to the recipient Party from a third party lawfully in possession thereof and who has the lawful power to disclose such information to the recipient Party on a non-confidential basis;

(d) information which is rightfully known by the recipient Party (as shown by its written record) prior to the date of disclosure to it hereunder; or

(d) information which is independently developed by an employee of the recipient Party who has no knowledge of the disclosure under this Agreement;

Schedule 2

Licence fee

MGI will pay to the CE the sum of $1.2 Million for the territory. On and subject to the same terms and conditions as MGI negotiates the license fee payable by MGI's sub licensee CE shall allow for the technical support of the product over a ~~ten~~ SEVEN (7) year life period. MGI is obliged to pay the licence fee on execution of this agreement.

Schedule 3

Territory – United States of America

Schedule 4

Minimum Performance Levels

Years 1 and 2   2 X 10mwh units

Years 3 to 5   3 X 10 mwh units

Years 6 to 10   10 X 10 mwh units

Schedule 5

Address for Notices

MethGen Incorporated
1117 Desert Lane, Suite 665
Las Vegas, Nevada
USA